UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: November 27, 2012 (Date of earliest event reported)

MI 2009 Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-08485	31-1062125
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3010 Disney Street, Cincinnati, Ohio		45209
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (513) 487-5000

4165 Half Acre Road, Batavia, Ohio 45103 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Form 8-K

Item 8.01

Other Events

As previously reported, on November 5, 2010, MI 2009 Inc. (the “Company”), moved to convert its proceedings in the United States Bankruptcy Court for the Southern District of Ohio (the “Court”) into a liquidation of the Company under Chapter 7 of the United States Bankruptcy Code.

On November 27, 2012, the Court ordered the termination of the existence of the Company and the cancellation of all of its outstanding securities, including the Company’s Common Stock, par value $.01 per share, (the “Common Stock”), in accordance with the bankruptcy trustee’s Final Report.  Pursuant to the Final Report, the holders of the Common Stock will not receive any proceeds from the Company’s liquidation.  The Court also authorized the bankruptcy trustee and the former officers of the Company to take such actions on behalf of the Company in furtherance of the Court’s order as may be necessary and appropriate.

On December 27, 2012, all of the Common Stock was cancelled.  On December 17, 2012, a Certificate of Dissolution of the Company was filed with the Secretary of State of Delaware.  On February 7, 2013, the Company’s Chapter 7 case was closed.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MI 2009 Inc.

Date: February 13, 2013 By:	/s/Hugh C. O’Donnell
Name: Hugh C. O’Donnell
Title: Former Senior Vice President, General Counsel and Secretary

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